                          GENESCO INC.                                EXHIBIT 11
                          AND CONSOLIDATED SUBSIDIARIES
                          Earnings Per Common and
                          Common Share Equivalent
                          Three Months Ended

-------------------------------------------------------------------------------------------------------------------
                                                                       MAY 3, 1997                 MAY 4, 1996
                                                                 ---------------------       ----------------------
IN THOUSANDS                                                     EARNINGS       SHARES       EARNINGS        SHARES
-------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE
   Net earnings                                                    $2,182                        $966
   Preferred dividend requirements                                 $   75                        $ 75
-------------------------------------------------------------------------------------------------------------------
   Net earnings applicable to common stock
    and average common shares outstanding                          $2,107      24,915            $891        24,410
   Employees preferred and stock options
    deemed to be a common stock equivalent                                      1,517                           642
-------------------------------------------------------------------------------------------------------------------
Total net earnings                                                 $2,107      26,432            $891        25,052
PER SHARE                                                          $  .08                        $.04
===================================================================================================================
FULLY DILUTED EARNINGS PER SHARE
   Net earnings applicable to common stock
    and average common shares outstanding                          $2,107      26,432            $891        25,052
   Senior securities the conversion of which
    would dilute earnings per share                                               120                           141
-------------------------------------------------------------------------------------------------------------------
TOTAL NET EARNINGS                                                 $2,107      26,552            $891        25,193
PER SHARE                                                          $  .08                        $.04
===================================================================================================================

All figures in thousands except amount per share.